SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[  ] Preliminary Information Statement
[  ]  Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                               ASP VENTURES CORP.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)   Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
      --------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     5)   Total Fee Paid:
     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

3)       Filing Party:
     ---------------------------------------------------------------------------

     4)   Dated Filed:
     ---------------------------------------------------------------------------

                               ASP VENTURES CORP.
                         5962 La Place Court, Suite 230
                           Carlsbad, California 92008
                                 (800) 478-5550

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

August 8, 2003

To the Stockholders of ASP Ventures Corp.:

The attached Information Statement is being delivered by ASP Ventures Corp. ("Corporation") in connection with the approval by the holders of a two-thirds majority of our voting stock of certain amendments to the Corporation's articles of incorporation, specifically to change our corporate name from "ASP Ventures Corp." to "Elite Corporation" and to increase our share capital from 50,000,000 authorized common shares to 200,000,000 authorized common shares without any change in the par value of $0.001. This Information Statement is first being mailed to stockholders on or about August 11, 2003. We anticipate that the amendments to our articles of incorporation will become effective on or after August 31, 2003.

On July 9, 2003, the Corporation's board of directors approved a resolution authorizing the filing of certain amendments to our articles of incorporation with the Florida Secretary of State. On July 9, 2003, the holders of a two-thirds majority of the outstanding shares of the Corporation's common stock entitled to vote thereon executed a written consent in accordance with the provisions set forth in the State of Florida Corporate Statutes Title XXXVI, Chapter 607.0704 and Article II, Section 12 of the Corporation's bylaws to approve and adopt certain amendments to its articles of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of the State of Florida Corporate Statutes Title XXXVI, Chapter 607.0704 and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the changes to the Corporation's articles of incorporation.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of ASP Ventures Corp.

By Order of the Board of Directors


/s/ Scott Walker
Scott Walker
President

                               ASP VENTURES CORP.
                         5962 La Place Court, Suite 230
                           Carlsbad, California 92008
                                 (800) 478-5550

                              INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about August 11, 2003 to all stockholders of record of ASP Ventures Corp., a Florida corporation ("Corporation"), as of the close of business on July 9, 2003. It is being furnished in connection with the adoption of certain amendments to the Corporation's articles of incorporation by written consent of the holders of a two-thirds majority of the outstanding shares of common stock. We anticipate that the amendments will become effective on or after August 31, 2003. A copy of the amendments to our articles of incorporation is attached to this document as Exhibit A.

On July 9, 2003, the Corporation's board of directors adopted resolutions proposing and declaring advisable certain amendments to our articles of incorporation. Specifically, the board of directors proposed that the Corporation change its name from "ASP Ventures Corp." to "Elite Corporation" and that it increase the Corporation's share capital from 50,000,000 authorized common shares to 200,000,000 authorized common shares without effecting any change in the par value of $0.001.

On July 9, 2003 the amendments were adopted by the written consent of holders of a two-thirds majority of the issued and outstanding shares of the Corporation's common stock entitled to vote thereon in accordance with the provisions set forth in the State of Florida Corporate Statutes Title XXXVI, Chapter 607.0704 and Article II, Section 12 of our bylaws. Our board of directors decided to obtain the written consent of holders of a two-thirds majority of the outstanding common stock entitled to vote on the amendments in order to eliminate the cost and delay involved in holding a special meeting of the Corporation's stockholders and in order to amend our articles of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is July 9, 2003. As of the record date, we had 17,311,629 shares of common stock issued and outstanding and entitled to vote on the amendments, with each share of common stock entitled to one vote. The holders of 11,771,860 shares of the issued and outstanding common stock, representing approximately 68% of the votes entitled to be cast with regard to the amendments, approved the amendments by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation's stockholders. We anticipate that the amendments will become effective on or after August 31, 2003 upon filing with the Florida Secretary of State.

There will not be a meeting of stockholders to approve these amendments and none is required under the Florida Corporate Statutes because these actions have been approved by written consent of the holders of a two-thirds majority of the outstanding shares of the Corporation's voting common stock. Under the State of Florida Corporate Statutes Title XXXVI, Chapter 607.0704 and Section 14(c) of the Securities Exchange Act of 1934, as amended, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

NAME CHANGE TO ELITE CORPORATION

The Corporation's board of directors and the stockholders holding a two-thirds majority of the voting power of its common stock have approved the change of our corporate name from "ASP Ventures Corp." to "Elite Corporation" by means of an amendment to the Corporation's articles of incorporation. The corporate name change will become effective upon the filing of an amendment to the Corporation's articles of incorporation with the Florida Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

REASONS FOR NAME CHANGE

The stockholders holding a two-thirds majority of the voting power of the Corporation believe that changing our corporate name is in the best interests of the Corporation and our stockholders to better reflect our new business. The Corporation recently acquired 100% of three fractional ownership businesses, Elite Jet, Inc. ("Elite Jet"), Elite Property, Inc. ("Elite Property") and Elite Yachts, Inc. ("Elite Yachts") as wholly owned subsidiaries. Elite Jet is an established California based company that sells fractional ownership interests in jet aircraft. Elite Jet was formed in 2001 to take advantage of the fast growing popularity of fractional aircraft ownership within a niche designed to compete with existing high priced fractional ownership programs and the expense of owning an entire aircraft. Elite Jet offers fractional ownership interests in seven Falcon 20F business jets. Elite Jet has also established an air charter division that accounts for usage of the aircraft in excess of that permitted under the fractional ownership program. Elite Property intends to market fractional interests in high end real estate properties to wealthy individuals and corporations that demand a world class level of service. Elite Property expects to handle all aspects of property ownership ensuring that owners can enjoy their property without the inherent hassles of traditional time share ownership. Elite Yachts intends to offer fractional ownership interests in luxury cruisers and motor yachts.

The voting and other rights that accompany the Corporation's securities will not be affected by the change in our corporate name. However, both our ticker symbol, which is "APVE," and our CUSIP number will change as a result of the Corporation's name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name and CUSIP number. Your existing certificate or certificates will continue to represent shares of the Corporation's common stock as if its name had not changed. The Corporation's transfer agent will issue stock certificates with its new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send our transfer agent or us your existing stock certificates.

VOTE REQUIRED

The affirmative vote of the holders of a two-thirds majority of the outstanding shares of common stock is required for approval of the amendment to the articles of incorporation under the Corporation's articles of incorporation. The Corporation has obtained this approval through the written consent of stockholders owning a two-thirds majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to the Corporation's stockholders under the Florida Corporate Statutes, the Corporation's articles of incorporation or its bylaws in connection with this amendment.

 Increase in share capital to 200,000,000 authorized common shares

The Corporation's board of directors and the stockholders holding a two thirds majority of the voting power of its common stock have approved an increase in the number of the Corporation's authorized common stock from 50,000,000 to 200,000,000 without any change in the par value of $0.001 by means of an amendment to the Corporation's articles of incorporation. The increase in share capital to 200,000,000 authorized common shares will become effective upon the filing of an amendment to the Corporation's articles of incorporation with the Florida Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders. The increase in the number of authorized common stock will have no affect upon the holders of common stock, except to provide the Corporation with increased flexibility in its ability to issue shares, raise capital or acquire new businesses or properties.

REASONS FOR THE INCREASE IN AUTHORIZED COMMON STOCK
The Corporation's articles of incorporation presently authorizes the issuance by the Corporation of up to 50,000,000 shares of common stock, par value $0.001 per share. As of the record date there were 17,311,629 shares of common stock issued and outstanding, leaving a balance of 32,688,371 shares of common stock authorized and available for issuance.

Due to the limited number of shares of common stock available to be issued, the holders of a two-thirds majority of the Corporation's common stock have approved an amendment to the Corporation's articles of incorporation pursuant to which the number of shares of common stock which the Corporation will be authorized to issue will be increased from 50,000,000 to 200,000,000 shares. The additional shares of common stock, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to the common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Corporation by making it more difficult or costly. We are not aware of anyone seeking to accumulate common stock or to obtain control of the Corporation, and have no present intention to use the additional authorized shares to deter a change in control.

Although the Corporation does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of common stock, the board of directors believes that it will need to do so in the future. The board of directors believes that the increase in the authorized common stock will provide the Corporation with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of common stock available will give the Corporation the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Corporation of the flexibility the board of directors views as important in facilitating the effective use of the Corporation's common stock. Except as otherwise required by applicable law and regulations, authorized but unissued shares of common stock may be issued at such time, for such purpose and for such consideration as the board of directors may determine to be appropriate, without further authorization by stockholders.

VOTE REQUIRED

The affirmative vote of the holders of a two-thirds majority of the outstanding shares of common stock is required for approval of the amendment to the articles of incorporation under the Florida Corporate Statutes. The Corporation has obtained this approval through the written consent of stockholders owning a two-thirds majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the increase in authorized share capital and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to the Corporation's stockholders under the Florida Corporate Statutes, the Corporation's articles of incorporation or its bylaws in connection with this amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation's common stock as of August 8, 2003 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 8, 2003, there were 17,311,629 shares of common stock issued and outstanding.


--------------------------- ------------------------------------- ---------------------------- -----------------------

TITLE OF                                                          AMOUNT AND NATURE OF
CLASS                       NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP         PERCENT OF CLASS
--------------------------- ------------------------------------- ---------------------------- -----------------------
--------------------------- ------------------------------------- ---------------------------- -----------------------
                            Scott Walker
                            President/Chief Executive
Common Stock                Officer/Director
($0.0001 par value)         5962 La Place Court Suite 230
                            Carlsbad, California 92008            9,771,860                    56.4%
--------------------------- ------------------------------------- ---------------------------- -----------------------
                            Cindy Estes
                                                 Vice
Common Stock                President/Director         5962 La
($0.0001 par value)         Place Court Suite 230 Carlsbad,
                            California 92008                      2,000,000                    11.6%
--------------------------- ------------------------------------- ---------------------------- -----------------------
--------------------------- ------------------------------------- ---------------------------- -----------------------
                            Keith Thomas
                            Chief Financial Officer/ Director
Common Stock                5962 La Place Court Suite 230
($0.0001 par value)         Carlsbad, California 92008            0                            0%
--------------------------- ------------------------------------- ---------------------------- -----------------------
--------------------------- ------------------------------------- ---------------------------- -----------------------
Common Stock                Directors and Executive Officers as   11,771,860                   68%
($0.0001) par value         a Group (3)
--------------------------- ------------------------------------- ---------------------------- -----------------------

                                       6

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Corporation's articles of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10- QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov .

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

ASP Ventures Corp.

By Order of the Board of Directors


/s/ Scott Walker
Scott Walker, President


Carlsbad, California
August 8, 2003

EXHIBIT A

                ARTICLES OF AMENDMENT TO THE AMENDED ARTICLES OF
                      INCORPORATION OF ASP VENTURES CORP.


Pursuant to the provisions of Title XXXVI, Chapter 607.1006 of the Florida Statutes, the undersigned corporation, ASP Ventures Corp. adopts the following Articles of Amendment to its Amended Articles of Incorporation.

The following amendments to the Amended Articles of Incorporation dated May 14, 1998 were adopted by a majority of the board of directors and a two thirds majority of the stockholders of the corporation on July 9, 2003.

These amendments delete Article I of the Amended Articles of Incorporation in its entirety, providing for a new Article I, as set forth below; and delete
Article IV of the Amended Articles of Incorporation in its entirety, providing for a new Article IV as set forth below.

This amendment deletes the language in Article I of the Amended Articles of Incorporation and the full text of said new amendment to Article I shall hereby be as follows:

                                    ARTICLE I
                                 CORPORATE NAME

The Name of the corporation shall be Elite Corporation.

This amendment deletes the language in Article IV of the Amended Articles of Incorporation and the full text of said new amendment to Article IV shall hereby be as follows:

                                   ARTICLE IV
                                     SHARES

The capital stock of this corporation shall consist of 200,000,000 shares of common stock, $.001 par value.

The number of shares of the corporation outstanding at the time these amendments to the corporation's amended articles of incorporation were adopted was 17,311,629; and the number of shares entitled to vote thereon was 17,311,629. The number of shares voted for such amendments was 11,771,860. The number of votes cast for the amendments by the two-thirds majority of the stockholders was sufficient for approval of same.

The name change to Elite Corporation and the increase in authorized common shares to 200,000,000 will be effective on August 31, 2003 subsequent to the filing of these amendments to the Amended Articles of Incorporation of ASP Ventures Corp with the Florida Secretary of State.

Dated July 9, 2003


/s/ Scott Walker
Scott Walker
President


                                       8
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